UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

Southwest Airlines Co.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7259

Texas	74-1563240
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 36611, Dallas, Texas 75235-1611

(Address of principal executive offices, including zip code)

(214) 792-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 15, 2009, Southwest Airlines Co. (the “Company”) entered into indemnification agreements with its directors (each, an “Indemnitee”). The Company’s current directors are David W. Biegler, C. Webb Crockett, William H. Cunningham, John G. Denison, Travis C. Johnson, Gary C. Kelly, Nancy B. Loeffler, John T. Montford, and Daniel D. Villanueva. The description below of the form of indemnification agreement is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.

Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Texas Business Corporation Act and any successor statute thereto (including the Texas Business Organization Code) when such successor statute becomes applicable to the Company. This means, among other things, that the Company must indemnify the director against expenses (including attorneys’ fees), losses, claims, damages, liabilities, judgments, penalties, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, controlling person, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, controlling person, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided under Texas law. Also as permitted under Texas law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.

In general, the disinterested directors on the board of the Company or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.

The indemnification agreements require the Company to continue director and officers’ liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be a director, and they obligate the Company to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Company. The indemnification agreements also limit the period in which the Company can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to two years for other types of claims.

Definitions of “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of indemnification agreement that is filed as an exhibit to this report and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 15, 2009, the Board of Directors of the Company approved the amendment and restatement of the Company’s Bylaws, effective January 15, 2009. The description below of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws that are filed as an exhibit to this report and incorporated herein by reference.

Calling of special meetings of shareholders. Article II, Section 3 has been changed to add the President as an officer who may call special meetings of shareholders.

Notice of shareholder meetings. Article II, Section 4 has been changed to add the President and the Secretary as officers who may direct the delivery of notice of meetings of shareholders.

Actions by shareholders without a meeting. Article II, Section 10 of the prior bylaws has been removed, which section provided for action to be taken by shareholders by unanimous written consent.

Management. Article III, Section 1 has been changed to provide that the business and affairs of the Company shall be managed under the direction of the Board of Directors, in order to better conform to the language of the Texas Business Corporation Act.

Mandatory director retirement age. Article III, Section 2 has been changed to remove the mandatory retirement age for directors. The Company’s mandatory retirement age for directors is contained in the Company’s Corporate Governance Guidelines.

Classified Board. Sections 2 and 3 of Article III have been changed to remove references to classification of directors.

Elected Officers. Sections 1 and 2 of Article IV have been changed to clarify which officers are required to be elected by the Board, and Section 8 of Article IV has been changed to delete a sentence requiring the Board to designate the Chairman, Vice Chairman, or President as Chief Executive Officer.

Powers of the Chief Executive Officer. Section 3 of Article IV has been changed to remove restrictions on the Chief Executive Officer’s ability to enter into employment contracts with officers and agents of the Company, and Section 8 of Article IV has been changed to specifically state the Chief Executive Officer’s authority to execute deeds, conveyances, notes, bonds, and other contracts.

Action with respect to securities of other corporations. Article VII, Section 6 has been changed to add the President and the Secretary as officers authorized to vote and otherwise act on behalf of the Company with respect to securities held by the Company in other corporations.

Electronic communications. Sections 4 and 7 of Article II, and Section 8 of Article III have been changed to add language permitting the use of electronic communications and shareholder data.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Southwest Airlines Co. (effective January 15, 2009).

10.1	Form of Indemnification Agreement between the Company and its directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

Date: January 22, 2009	By:	/s/ Ron Ricks
Ron Ricks
Executive Vice President Corporate Services and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Southwest Airlines Co. (effective January 15, 2009).

10.1	Form of Indemnification Agreement between the Company and its directors.